Earnings Release and Supplemental Information

Q1 2023

CONTACT:	1775 Eye Street, NW, Suite 1000
Amy Hopkins	Washington, DC 20006
Vice President, Investor Relations	Tel 202-774-3198
E-Mail: ahopkins@elmecommunities.com	Fax 301-984-9610
www.elmecommunities.com

April 27, 2023

Elme Communities Announces First Quarter 2023 Results
Elme Communities (the “Company”) (NYSE: ELME), a multifamily REIT with properties in the Washington DC metro area and the Sunbelt, reported financial and operating results today for the quarter ended March 31, 2023:
Financial Results
•Net loss was $3.6 million, or $0.04 per diluted share
•NAREIT FFO was $17.9 million, or $0.20 per diluted share
•Core FFO was $21.5 million, or $0.24 per diluted share, up 20% from the prior year period driven by rental rate growth and the full deployment of our commercial sale proceeds
•Net Operating Income (NOI) was $36.3 million up 18% from the prior year period due primarily to the same factors as Core FFO growth
Operational Highlights
•Same-store multifamily NOI increased by 10.7% compared to the prior year period
•Effective blended Lease Rate Growth was 4.5% during the quarter for our same-store portfolio, comprised of Effective new Lease Rate Growth of 0.7% and Effective renewal Lease Rate Growth of 8.0%
•Average Effective Monthly Rent per Home increased 9.7% compared to the prior year period
•Same-store retention was 64% while achieving strong renewal lease rate growth
•Same-store multifamily Average Occupancy was 95.5% during the quarter, up 50 basis points from the prior quarter
Liquidity Position
•Available liquidity was more than $670 million as of March 31, 2023, consisting of availability under the Company's revolving credit facility and cash on hand
•Annualized first quarter net debt to EBITDA was 4.8x
•The Company has no maturities until 2025 and no secured debt
•In March, the Company executed swaps that will convert the interest rate on its $125 million term loan to a fixed 4.73% rate starting in July 2023 through maturity in January 2025. $100 million of the $125 million term loan is currently hedged through July.

"We delivered a strong first quarter and we remain on track to generate double-digit Core FFO growth this year," said Paul T. McDermott, President and CEO. "We expect very strong NOI growth from our multifamily portfolio and we are well positioned with a geographic mix that provides relative insulation from job losses and mid-market price points that provide meaningful differentiation from new supply. Beyond 2023, we expect to generate operational upside enabled by our infrastructure transformation and technology investments, which we look forward to discussing in detail on our earnings call."

Elme Communities

Transformation Update
•Transitioned community-level operations to Elme management for approximately 70% of our portfolio. We are on track to complete the transition by the end of July 2023.
•As a result of our transformed internal infrastructure and smart home investment, we expect to generate incremental FFO from 2023 through 2025 of $4.25 to $4.75 million. This expectation is based on current assumptions, which may differ materially from actual results. The FFO impact includes the NOI impact plus approximately $0.3 million of annual interest savings from internalizing community-level cash management, which allows us to maintain a lower average balance on our line of credit.

First Quarter Operating Results
•Multifamily same-store NOI - Same-store NOI increased 10.7% compared to the corresponding prior year period driven primarily by higher base rent and lower concessions. Average occupancy for the quarter decreased 10 basis points from the prior year period to 95.5%.
•Other same-store NOI - The Other same-store portfolio is comprised of one asset, Watergate 600. Other same-store NOI increased by 6.9% compared to the corresponding prior year period due to higher rental income. Watergate 600 was 92.8% occupied and leased at quarter end.

2023 Guidance
"We are tightening and slightly reducing the midpoint of our Core FFO guidance range, which represents 13% Core FFO growth at the midpoint," said Steven Freishtat, Executive Vice President and CFO. "Although we are lowering the top end of our same-store and non-same store NOI guidance ranges given increased visibility into the spring leasing season, we see good momentum in April as new lease rates are trending up and renewal rates remain very strong into May. With over 5.2% of rental rate growth already captured, we feel good about our ability to deliver robust growth this year."

Management is tightening the range of its 2023 Core FFO guidance to $0.96 to $1.02 per fully diluted share. The following assumptions are included in the Core FFO guidance for 2023:
Full Year 2023 Outlook on Key Assumptions and Metrics
•Same-store multifamily NOI growth is now expected to range from 9.0% to 10.5%
•Non-same-store multifamily NOI is now expected to range from $12.75 million to $13.5 million
•Other same-store NOI, which consists solely of Watergate 600, is now expected to range from $12.5 million to $13.25 million due to higher-than-expected operating expenses
•G&A, net of core adjustments, is now expected to range from $25.25 million to $26.25 million, reflecting a $0.6 million decline compared to our prior guidance range driven by our focus on cost saving initiatives and higher allocation of internal time to transition activities including community-level training, expansion of our resident experience technology offerings, and community recruiting efforts
•Interest expense is now expected to range from $28.5 million to $29.25 million, which represents a $0.6 million decline at the midpoint as it incorporates our term loan swap execution, which fixes our term loan interest rate to 4.73% for the second half of 2023
•No acquisitions are assumed in 2023. The Company has acquisition capacity and will update guidance if an acquisition is identified.
•Transformation costs are now expected to range from $5.0 to $6.0 million due to higher allocation of internal time to transformation activities, higher transition expenses, and higher consulting and marketing expenses related to our rebranding

Elme Communities

Full Year 2023	Prior	Current
Core FFO per diluted share	$0.96 - $1.04	$0.96 - $1.02
Net Operating Income Assumptions
Same-store multifamily NOI growth	9.0% - 11%	9.0% - 10.5%
Non-same-store multifamily NOI (a)	$12.75 million - $13.75 million	$12.75 million - $13.5 million
Non-residential NOI (b)	~$0.75 million	~$0.8 million
Other same-store NOI (c)	$13.0 million - $13.75 million	$12.5 million - $13.25 million
Expense Assumptions
Property management expense	$8.0 million - $8.5 million	$8.0 million - $8.5 million
G&A, net of core adjustments	$25.75 million - $27.0 million	$25.25 million - $26.25 million
Interest expense	$29.0 million - $30.0 million	$28.5 million - $29.25 million
Transformation Costs (d)	$3.0 million - $4.0 million	$5.0 million - $6.0 million
(a) Includes Carlyle of Sandy Springs, Alder Park, Marietta Crossing, and Riverside Development. Guidance does not contemplate any additional acquisitions or dispositions.
(b) Includes revenues and expenses from retail operations at multifamily communities
(c) Consists of Watergate 600
(d) Represents the expected final costs in 2023 related to the internalization of community-level operations

Elme Communities' 2023 Core FFO guidance and outlook are based on a number of factors, many of which are outside the Company's control and all of which are subject to change. Elme Communities may change the guidance provided during the year as actual and anticipated results vary from these assumptions, but Elme Communities undertakes no obligation to do so.

2023 Guidance Reconciliation Table

A reconciliation of projected net loss per diluted share to projected Core FFO per diluted share for the full year ending December 31, 2023 is as follows:

	Low	High
Net loss per diluted share	$(0.09)	$(0.04)
Real estate depreciation and amortization	0.98	0.98
NAREIT FFO per diluted share	0.89	0.94
Core adjustments	0.07	0.08
Core FFO per diluted share	$0.96	$1.02

Dividends

On April 5, 2023, Elme Communities paid a quarterly dividend of $0.18 per share.

Elme Communities announced today that its Board of Trustees has declared a quarterly dividend of $0.18 per share to be paid on July 6, 2023 to shareholders of record on June 22, 2023.

Presentation Webcast and Conference Call Information

The First Quarter 2023 Earnings Call is scheduled for Friday, April 28, 2023 at 10:00 A.M. Eastern Time. Conference Call access information is as follows:

USA Toll Free Number:            1-888-506-0062
International Toll Number:        1-973-528-0011
Conference ID:                704378

The instant replay of the Earnings Call will be available until Friday, May 12, 2023. Instant replay access information is as follows:

Elme Communities

USA Toll Free Number:            1-877-481-4010
International Toll Number:        1-919-882-2331
Conference ID:                47833

The live on-demand webcast of the Conference Call with presentation slides will be available on the Investor section of Elme Communities' website at www.elmecommunities.com. Online playback of the webcast and presentation slides will be available following the Conference Call.

Elme Communities

About Elme Communities
Elme Communities (formerly known as Washington Real Estate Investment Trust or WashREIT) is committed to elevating what home can be for middle-income renters by providing a higher level of quality, service, and experience. The company is a multifamily real estate investment trust that owns and operates approximately 8,900 apartment homes in the Washington, DC metro and the Sunbelt, and owns approximately 300,000 square feet of commercial space. Focused on providing quality, affordable homes to a deep, solid, and underserved base of mid-market demand, Elme Communities is building long-term value for shareholders.
Note: Elme Communities' press releases and supplemental financial information are available on the Company website at www.elmecommunities.com or by contacting Investor Relations at (202) 774-3200.

Forward Looking Statements
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Elme Communities to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Additional factors which may cause the actual results, performance, or achievements of Elme Communities to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to: the incremental FFO generated by our transformed internal infrastructure and smart home investment in 2023, 2024 and 2025 and related assumptions; risks associated with our ability to execute on our strategies, including new strategies with respect to our operations and our portfolio, including the acquisition of apartment homes in the Sunbelt markets and our ability to realize any anticipated operational benefits from our internalization of community management functions; the risks associated with ownership of real estate in general and our real estate assets in particular; whether actual Core FFO, Core FFO Growth and NOI growth will be consistent with expectations; the economic health of the areas in which our properties are located, particularly with respect to greater Washington, DC metro region and the larger Sunbelt region; the insulation of our properties from competition from new supply; the risk of failure to enter into and/or complete contemplated acquisitions and dispositions, or at all, within the price ranges anticipated and on the terms and timing anticipated; changes in the composition of our portfolio; risks related to changes in interest rates, including the future of the reference rate used in our existing floating rate debt instruments; reductions in or actual or threatened changes to the timing of federal government spending; the risks related to use of third-party providers; the economic health of our residents; the ultimate duration of the COVID-19 global pandemic, including any mutations thereof, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, the effectiveness and willingness of people to take COVID-19 vaccines, and the duration of associated immunity and efficacy of the vaccines against emerging variants of COVID-19; the impact from macroeconomic factors (including inflation, increases in interest rates, potential economic slowdown or a recession and geopolitical conflicts); compliance with applicable laws and corporate social responsibility goals, including those concerning the environment and access by persons with disabilities; the risks related to not having adequate insurance to cover potential losses; changes in the market value of securities; terrorist attacks or actions and/or cyber-attacks; whether we will succeed in the day-to-day property management and leasing activities that we have previously outsourced; the availability and terms of financing and capital and the general volatility of securities markets; the risks related to our organizational structure and limitations of share ownership; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; whether our estimated transformation costs for 2023 will be correct; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2022 Form 10-K filed on February 17, 2023. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

Elme Communities

ELME COMMUNITIES AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
OPERATING RESULTS	2023	2022
Revenue
Real estate rental revenue	$55,809	$47,804
Expenses
Property operating and maintenance	12,399	10,565
Real estate taxes and insurance	7,122	6,587
Property management	1,769	1,750
General and administrative	6,841	6,939
Transformation costs	2,900	2,223
Depreciation and amortization	21,536	22,200
	52,567	50,264
Real estate operating income (loss)	3,242	(2,460)
Other income (expense)
Interest expense	(6,831)	(5,650)
Loss on extinguishment of debt	(54)	—
Other income	—	386
	(6,885)	(5,264)
Net loss	$(3,643)	$(7,724)

Net loss	$(3,643)	$(7,724)
Depreciation and amortization	21,536	22,200
NAREIT funds from operations	$17,893	$14,476

Non-cash loss on extinguishment of debt	$54	$—
Tenant improvements and incentives, net of reimbursements	(10)	(549)
Leasing commissions capitalized	(56)	—
Recurring capital improvements	(2,004)	(1,238)
Straight-line rents, net	(29)	(190)
Non-real estate depreciation & amortization of debt costs	1,267	1,208
Amortization of lease intangibles, net	(237)	(172)
Amortization and expensing of restricted share and unit compensation	1,188	2,081
Adjusted funds from operations	$18,066	$15,616

Elme Communities

		Three Months Ended March 31,
Per share data:		2023	2022
Net loss	(Basic)	$(0.04)	$(0.09)
	(Diluted)	$(0.04)	$(0.09)
NAREIT FFO	(Basic)	$0.20	$0.17
	(Diluted)	$0.20	$0.17

Dividends paid		$0.18	$0.17

Weighted average shares outstanding - basic		87,649	87,214
Weighted average shares outstanding - diluted		87,649	87,214
Weighted average shares outstanding - diluted (for NAREIT FFO)		87,840	87,253

Elme Communities

ELME COMMUNITIES AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Land	$373,171	$373,171
Income producing property	1,903,648	1,897,835
	2,276,819	2,271,006
Accumulated depreciation and amortization	(502,104)	(481,588)
Net income producing property	1,774,715	1,789,418
Properties under development or held for future development	31,260	31,260
Total real estate held for investment, net	1,805,975	1,820,678
Cash and cash equivalents	7,044	8,389
Restricted cash	1,487	1,463
Rents and other receivables	16,095	16,346
Prepaid expenses and other assets	24,398	25,730
Total assets	$1,854,999	$1,872,606

Liabilities
Notes payable, net	$521,761	$497,359
Line of credit	35,000	55,000
Accounts payable and other liabilities	28,583	34,386
Dividend payable	15,869	14,934
Advance rents	1,800	1,578
Tenant security deposits	5,671	5,563
Total liabilities	608,684	608,820

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Shares of beneficial interest, $0.01 par value; 150,000 shares authorized: 87,709 and 87,534 shares issued and outstanding, as of March 31, 2023 and December 31, 2022, respectively	877	875
Additional paid in capital	1,731,701	1,729,854
Distributions in excess of net income	(472,503)	(453,008)
Accumulated other comprehensive loss	(14,056)	(14,233)
Total shareholders' equity	1,246,019	1,263,488

Noncontrolling interests in subsidiaries	296	298
Total equity	1,246,315	1,263,786

Total liabilities and equity	$1,854,999	$1,872,606

Elme Communities

The following tables contain reconciliations of net loss to NOI for the periods presented (in thousands):
	Three Months Ended March 31,
	2023	2022
Net loss	$(3,643)	$(7,724)
Adjustments:
Property management expense	1,769	1,750
General and administrative expense	6,841	6,939
Transformation costs	2,900	2,223
Real estate depreciation and amortization	21,536	22,200
Interest expense	6,831	5,650
Loss on extinguishment of debt, net	54	—
Other income	—	(386)
Total Net Operating Income (NOI)	$36,288	$30,652

Multifamily NOI:
Same-store portfolio	$29,546	$26,687
Acquisitions	3,131	576
Development	(58)	—
Non-residential	228	170
Total	32,847	27,433

Other NOI (Watergate 600)	3,441	3,219
Total NOI	$36,288	$30,652

Elme Communities

The following table contains a reconciliation of net loss to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended March 31,
		2023	2022
Net loss		$(3,643)	$(7,724)
Add:
Real estate depreciation and amortization		21,536	22,200
NAREIT funds from operations		17,893	14,476
Add:
Structuring expenses		60	—
Loss on extinguishment of debt, net		54	—
Severance expense		394	474
Transformation costs		2,900	2,223
Write-off of pursuit costs		40	—
Relocation expense		186	—
Core funds from operations		$21,527	$17,173

		Three Months Ended March 31,
Per share data:		2023	2022
NAREIT FFO	(Basic)	$0.20	$0.17
	(Diluted)	$0.20	$0.17
Core FFO	(Basic)	$0.24	$0.20
	(Diluted)	$0.24	$0.20

Weighted average shares outstanding - basic		87,649	87,214
Weighted average shares outstanding - diluted (for NAREIT and Core FFO)		87,840	87,253

Elme Communities

Non-GAAP Financial Measures
Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, gain/loss on interest rate derivatives, severance expense, acquisition expenses and gain from non-disposal activities and transformation costs. Adjusted EBITDA is included herein because we believe it helps investors and lenders understand our ability to incur and service debt and to make capital expenditures. Adjusted EBITDA is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.
Adjusted Funds From Operations (“AFFO”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring improvements, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. AFFO is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Core Adjusted Funds From Operations ("Core AFFO") is calculated by adjusting AFFO for the following items (which we believe are not indicative of the performance of Elme Communities' operating portfolio and affect the comparative measurement of Elme Communities' operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) non-share-based executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from Core AFFO, as appropriate, (5) relocation expense, (6) transformation costs and (7) write-off of pursuit costs. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core AFFO serves as a useful, supplementary performance measure of Elme Communities' ability to incur and service debt, and distribute dividends to its shareholders. Core AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Core Funds From Operations (“Core FFO”) is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of Elme Communities' operating portfolio and affect the comparative measurement of Elme Communities' operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from NAREIT FFO, as appropriate, (5) relocation expense, (6) transformation costs and (7) write-off of pursuit costs. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Elme Communities' ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
NAREIT Funds From Operations (“FFO”) is defined by 2018 National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) FFO White Paper Restatement, as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of properties, impairments of depreciable real estate and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our FFO may not be comparable to FFO reported by other real estate investment trusts. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.
Net Operating Income (“NOI”), defined as real estate rental revenue less direct real estate operating expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, acquisition costs, real estate impairment, casualty gain and losses and gain or loss on extinguishment of debt. NOI does not include management expenses, which consist of corporate property management costs and property management fees paid to third parties. NOI is the primary performance measure we use to assess the results of our operations at the property level. We believe that NOI is a useful performance measure because, when compared across periods, it reflects the impact on operations of trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort

Elme Communities

operating performance at the property level. As a result of the foregoing, we provide NOI as a supplement to net income, calculated in accordance with GAAP. NOI does not represent net income or income from continuing operations calculated in accordance with GAAP. As such, NOI should not be considered an alternative to these measures as an indication of our operating performance.

Other Definitions
Average Effective Monthly Rent Per Home represents the average of effective rent (net of concessions) for in-place leases plus the market rent for vacant homes, divided by the total number of homes. We believe Average Effective Monthly Rent Per Home is a useful metric in evaluating the average pricing of our homes. It is a component of Residential Revenue, which is used to calculate our NOI. It does not represent actual rental revenue collected per unit.
Average Occupancy is based on average daily occupied apartment homes as a percentage of total apartment homes.
Current Strategy represents the class of each community in our portfolio based on a set of criteria. Our strategies consist of the following subcategories: Class A, Class A-, Class B Value-Add and Class B. A community's class is dependent on a variety of factors, including its vintage, site location, amenities and services, rent growth drivers and rent relative to the market.
•Class A communities are recently-developed, well-located, have competitive amenities and services and command average rental rates well above market median rents.
•Class A- communities have been developed within the past 20 years and feature operational improvements and unit upgrades and command rents at or above median market rents.
•Class B Value-Add communities are over 20 years old but feature operational improvements and strong potential for unit renovations. These communities command average rental rates below median market rents for units that have not been renovated.
•Class B communities are over 20 years old, feature operational improvements and command average rental rates below median market rents.
Debt Service Coverage Ratio is computed by dividing earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, gain on sale of real estate, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expenses and gain/loss from non-disposal activities by interest expense (including interest expense from discontinued operations) and principal amortization.
Debt to Total Market Capitalization is total debt divided by the sum of total debt plus the market value of shares outstanding at the end of the period.
Earnings to Fixed Charges Ratio is computed by dividing earnings attributable to the controlling interest by fixed charges. For this purpose, earnings consist of income from continuing operations (or net income if there are no discontinued operations) plus fixed charges, less capitalized interest. Fixed charges consist of interest expense (excluding interest expense from discontinued operations), including amortized costs of debt issuance, plus interest costs capitalized.
Ending Occupancy is calculated as occupied homes as a percentage of total homes as of the last day of that period.
Lease Rate Growth is defined as the average percentage change in either gross (excluding the impact of concessions) or effective rent (net of concessions) for a new or renewed multifamily lease compared to the prior lease based on the move-in date. The "blended" rate represents the weighted average of new and renewal lease rate growth achieved.
Recurring Capital Improvements represent non-accretive building improvements required to maintain a property's income and value. Recurring capital improvements do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard". This category includes improvements made as needed upon vacancy of an apartment. Aside from improvements related to apartment turnover, these improvements include facade repairs, installation of new heating and air conditioning equipment, asphalt replacement, permanent landscaping, new lighting and new finishes.

Retention represents the percentage of multifamily leases renewed that were set to expire in the period presented.
Relocation expenses represent costs associated with the relocation of the corporate headquarters to a new location in the DC metro region.
Same-store Portfolio Properties include properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We categorize our properties as "same-store" or "non-same-store" for purposes of evaluating comparative operating performance. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. Development properties are categorized as same-store when they have reached stabilized occupancy (90%) before the start of the prior year. We define redevelopment properties as those for which we have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current

Elme Communities

operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared. We currently have two same-store portfolios: "Same-store multifamily" which is comprised of our same-store apartment communities and "Other same-store" which is comprised of our Watergate 600 commercial property.
Transformation Costs include costs related to the strategic shift away from the commercial sector to the residential sector, including the allocation of internal costs, consulting, advisory and termination benefits.

Table of Contents
March 31, 2023

Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Three Months Ended
OPERATING RESULTS	March 31, 2023		December 31, 2022		September 30, 2022		June 30, 2022		March 31, 2022
Revenues
Real estate rental revenue	$55,809		$55,593		$54,603		$51,380		$47,804
Expenses
Property operating and maintenance	(12,399)		(12,126)		(13,092)		(11,747)		(10,565)
Real estate taxes and insurance	(7,122)		(6,578)		(6,469)		(6,837)		(6,587)
Property management	(1,769)		(1,974)		(1,916)		(1,796)		(1,750)
General and administrative	(6,841)		(7,260)		(6,403)		(7,656)		(6,939)
Transformation costs	(2,900)		(3,041)		(2,399)		(2,023)		(2,223)
Depreciation and amortization	(21,536)		(21,851)		(23,632)		(24,039)		(22,200)
	(52,567)		(52,830)		(53,911)		(54,098)		(50,264)
Real estate operating income (loss)	3,242		2,763		692		(2,718)		(2,460)
Other income (expense)
Interest expense	(6,831)		(6,552)		(6,582)		(6,156)		(5,650)
Loss on extinguishment of debt	(54)		—		(4,917)		—		—
Other income	—		258		68		—		386
Net loss	$(3,643)		$(3,531)		$(10,739)		$(8,874)		$(7,724)
Per Share Data:
Net loss	$(0.04)		$(0.04)		$(0.12)		$(0.10)		$(0.09)
Fully diluted weighted average shares outstanding	87,649		87,491		87,453		87,392		87,214
Percentage of Revenues:
General and administrative expenses	12.3%		13.1%		11.7%		14.9%		14.5%
Net loss	(6.5)%		(6.4)%		(19.7)%		(17.3)%		(16.2)%
Ratios:
Adjusted EBITDA(1) / Interest expense	4.2	x	4.3	x	4.1	x	4.0	x	4.1	x
______________________________
(1) Adjusted EBITDA is a non-GAAP measure. See "Definitions" on page 11 for the definition of Adjusted EBITDA and page 26 for a reconciliation of Net loss to Adjusted EBITDA.

Consolidated Balance Sheets (In thousands, except per share data) (Unaudited)

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Assets
Land	$373,171	$373,171	$373,171	$373,171	$340,046
Income producing property	1,903,648	1,897,835	1,882,235	1,875,307	1,733,326
	2,276,819	2,271,006	2,255,406	2,248,478	2,073,372
Accumulated depreciation and amortization	(502,104)	(481,588)	(461,293)	(441,105)	(421,663)
Net income producing property	1,774,715	1,789,418	1,794,113	1,807,373	1,651,709
Properties under development or held for future development	31,260	31,260	31,232	31,220	31,157
Total real estate held for investment, net	1,805,975	1,820,678	1,825,345	1,838,593	1,682,866
Cash and cash equivalents	7,044	8,389	8,436	44,787	139,711
Restricted cash	1,487	1,463	1,437	1,984	636
Rents and other receivables	16,095	16,346	16,088	16,644	16,120
Prepaid expenses and other assets	24,398	25,730	28,228	32,865	37,391
Total assets	$1,854,999	$1,872,606	$1,879,534	$1,934,873	$1,876,724
Liabilities
Notes payable, net	$521,761	$497,359	$497,247	$497,135	$497,093
Mortgage notes payable, net	—	—	—	71,576	—
Line of credit	35,000	55,000	43,000	—	—
Accounts payable and other liabilities	28,583	34,386	36,219	39,890	33,184
Dividend payable	15,869	14,934	14,919	14,916	14,924
Advance rents	1,800	1,578	1,489	1,821	1,463
Tenant security deposits	5,671	5,563	5,461	5,439	4,817
Total liabilities	608,684	608,820	598,335	630,777	551,481
Equity
Preferred shares; $0.01 par value; 10,000 shares authorized	—	—	—	—	—
Shares of beneficial interest, $0.01 par value; 150,000 shares authorized	877	875	875	874	874
Additional paid-in capital	1,731,701	1,729,854	1,728,840	1,727,031	1,725,828
Distributions in excess of net income	(472,503)	(453,008)	(434,539)	(408,882)	(385,108)
Accumulated other comprehensive loss	(14,056)	(14,233)	(14,278)	(15,229)	(16,656)
Total shareholders' equity	1,246,019	1,263,488	1,280,898	1,303,794	1,324,938
Noncontrolling interests in subsidiaries	296	298	301	302	305
Total equity	1,246,315	1,263,786	1,281,199	1,304,096	1,325,243
Total liabilities and equity	$1,854,999	$1,872,606	$1,879,534	$1,934,873	$1,876,724

Funds from Operations/ Adjusted Funds From Operations (In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Funds from operations (FFO)
Net loss	$(3,643)	$(3,531)	$(10,739)	$(8,874)	$(7,724)
Real estate depreciation and amortization	21,536	21,851	23,632	24,039	22,200
NAREIT funds from operations (FFO)(1)	17,893	18,320	12,893	15,165	14,476
Loss on extinguishment of debt	54	—	4,917	—	—
Severance expense	394	—	—	—	474
Transformation costs	2,900	3,041	2,399	2,023	2,223
Relocation expense	186	74	—	—	—
Structuring expenses	60	60	121	980	—
Write-off of pursuit costs	40	—	174	—	—
Core FFO(1)	$21,527	$21,495	$20,504	$18,168	$17,173

Allocation to participating securities(2)	(70)	(41)	(68)	(51)	(72)

NAREIT FFO per share - basic	$0.20	$0.21	$0.15	$0.17	$0.17
NAREIT FFO per share - fully diluted	$0.20	$0.21	$0.15	$0.17	$0.17

Core FFO per share - fully diluted	$0.24	$0.24	$0.23	$0.21	$0.20

Common dividend per share	$0.18	$0.17	$0.17	$0.17	$0.17

Average shares - basic	87,649	87,491	87,453	87,392	87,214
Average shares - fully diluted (for NAREIT FFO and Core FFO)	87,840	87,622	87,564	87,521	87,253

Funds from Operations/ Adjusted Funds From Operations (continued) (In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Adjusted funds from operations (AFFO) (1)
NAREIT FFO(1)	$17,893	$18,320	$12,893	$15,165	$14,476
Non-cash loss on extinguishment of debt	54	—	4,873	—	—
Tenant improvements and incentives, net of reimbursements	(10)	—	—	(476)	(549)
Leasing commissions capitalized	(56)	(16)	—	—	—
Recurring capital improvements	(2,004)	(2,656)	(2,404)	(1,384)	(1,238)
Straight-line rent, net	(29)	(55)	(112)	(135)	(190)
Non-cash fair value interest expense	—	—	105	105	—
Non-real estate depreciation and amortization of debt costs	1,267	1,147	1,158	1,151	1,208
Amortization of lease intangibles, net	(237)	(337)	(227)	(209)	(172)
Amortization and expensing of restricted share and unit compensation(3)	1,188	1,831	1,917	2,159	2,081
AFFO(1)	18,066	18,234	18,203	16,376	15,616
Cash loss on extinguishment of debt	—	—	44	—	—
Non-share-based severance expense	340	—	—	—	202
Relocation expense	186	74	—	—	—
Structuring expenses	60	60	121	980	—
Transformation costs(4)	2,900	3,041	2,399	1,776	2,162
Write-off of pursuit costs	40	—	174	—	—
Core AFFO(1)	$21,592	$21,409	$20,941	$19,132	$17,980
______________________________
(1) See "Definitions" on page 11 for the definitions of non-GAAP measures: NAREIT FFO, Core FFO, AFFO, and Core AFFO.
(2) Adjustment to the numerators for FFO and Core FFO per share calculations when applying the two-class method for calculating EPS.
(3) Includes share award modifications related to transformation costs.
(4) Excludes share award modifications related to transformation costs.

Net Operating Income (NOI) - Multifamily (Dollars In thousands)

	Apartment Homes as of 3/31/2023	Three Months Ended
		March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Rental and other property revenues
Same-store	7,789	$45,786	$45,051	$44,735	$42,691	$42,014
Acquisitions	1,079	4,957	5,314	4,897	3,650	1,075
Development	—	—	—	—	—	—
Non-residential(1)	N/A	248	266	257	305	245
Total rental and other property revenues(2)	8,868	50,991	50,631	49,889	46,646	43,334

Property operating expenses
Same-store		16,240	15,390	16,471	15,630	15,327
Acquisitions		1,826	1,810	1,606	1,593	499
Development		58	57	52	19	—
Non-residential		20	67	69	70	75
Total property operating expenses		18,144	17,324	18,198	17,312	15,901

Net Operating Income (NOI)(3)
Same-store		29,546	29,661	28,264	27,061	26,687
Acquisitions		3,131	3,504	3,291	2,057	576
Development		(58)	(57)	(52)	(19)	—
Non-residential		228	199	188	235	170
Total NOI		$32,847	$33,307	$31,691	$29,334	$27,433

Same-store metrics
Operating margin(4)		65%	66%	63%	63%	64%
Retention		64%	60%	60%	61%	70%

Same-store effective lease rate growth
New		0.7%	1.5%	11.2%	12.0%	10.1%
Renewal		8.0%	10.5%	11.6%	11.9%	9.6%
Blended		4.5%	5.9%	11.4%	12.0%	9.8%
______________________________
(1) See "Definitions" on page 11 for the definitions of non-GAAP measures: NAREIT FFO, Core FFO, AFFO, and Core AFFO.
(2) Utility costs reimbursed by residents are included in real estate rental revenue on our consolidated statements of operations. Utility reimbursements totaled $2.1 million, $1.9 million, $1.9 million,$1.8 million and $1.8 million for the three months ended March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, respectively.

(3) NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 31.
(4) Operating margin is calculated by dividing the same-store NOI (non-GAAP) by same-store rental and other property revenues.

Same-Store Operating Results - Multifamily (Dollars in thousands, except Average Effective Monthly Rent per Home)

		Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income (1)			Average Occupancy			Average Effective Monthly Rent per Home
Quarter-to-Date Comparison	Apt Homes	Q1 2023	Q1 2022	% Chg	Q1 2023	Q1 2022	% Chg	Q1 2023	Q1 2022	% Chg	Q1 2023	Q1 2022	% Chg	Q1 2023	Q1 2022	% Chg
Virginia	5,539	$33,759	$31,109	8.5%	$11,524	$11,029	4.5%	$22,235	$20,080	10.7%	95.5%	95.6%	(0.1)%	$1,919	$1,754	9.4%
DC / Maryland	1,520	8,663	8,055	7.5%	3,177	2,954	7.5%	5,486	5,101	7.5%	95.8%	96.1%	(0.3)%	1,869	1,719	8.7%
Georgia	730	3,364	2,850	18.0%	$1,539	$1,344	14.5%	1,825	1,506	21.2%	94.9%	94.8%	0.1%	1,463	1,269	15.3%
Total	7,789	$45,786	$42,014	9.0%	$16,240	$15,327	6.0%	$29,546	$26,687	10.7%	95.5%	95.6%	(0.1)%	$1,867	$1,702	9.7%

Sequential Comparison	Apt Homes	Q1 2023	Q4 2022	% Chg	Q1 2023	Q4 2022	% Chg	Q1 2023	Q4 2022	% Chg	Q1 2023	Q4 2022	% Chg	Q1 2023	Q4 2022	% Chg
Virginia	5,539	$33,759	$33,275	1.5%	$11,524	$10,900	5.7%	$22,235	$22,375	(0.6)%	95.5%	94.9%	0.6%	$1,919	$1,905	0.7%
DC / Maryland	1,520	8,663	8,438	2.7%	3,177	3,040	4.5%	5,486	5,398	1.6%	95.8%	95.3%	0.5%	1,869	1,857	0.6%
Georgia	730	3,364	3,338	0.8%	$1,539	$1,450	6.1%	1,825	1,888	(3.3)%	94.9%	95.1%	(0.2)%	1,463	1,453	0.7%
Total	7,789	$45,786	$45,051	1.6%	$16,240	$15,390	5.5%	$29,546	$29,661	(0.4)%	95.5%	95.0%	0.5%	$1,867	$1,853	0.8%

______________________________
(1) NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 31.

Same-Store Operating Expenses - Multifamily (In thousands)

Quarter-to-Date Comparison	Q1 2023	Q1 2022	$ Change	% Change	% of Q1 2023 Total
Controllable(1)	$7,627	$7,313	$314	4.3%	47.0%
Non-Controllable(2)	8,613	8,014	599	7.5%	53.0%
Total same-store operating expenses	16,240	15,327	913	6.0%	100.0%
Utility reimbursements	(1,821)	(1,760)	(61)	3.5%
Total same-store operating expenses, net of utility reimbursements	$14,419	$13,567	$852	6.3%

Sequential Comparison	Q1 2023	Q4 2022	$ Change	% Change	% of Q1 2023 Total
Controllable	$7,627	$7,785	$(158)	(2.0)%	47.0%
Non-Controllable	8,613	7,605	1,008	13.3%	53.0%
Total same-store operating expenses	16,240	15,390	850	5.5%	100.0%
Utility reimbursements	(1,821)	(1,608)	(213)	13.2%
Total same-store operating expenses, net of utility reimbursements	$14,419	$13,782	$637	4.6%

______________________________
(1) Controllable operating expenses consist of:
Payroll, Repairs & Maintenance, Marketing, Administrative and other
(2) Non-Controllable operating expenses consist of:
Utilities, Insurance and Real Estate Taxes

Acquisition Summary (Dollars in thousands)

Acquisitions
	Location	Acquisition Date	Number of Homes	Ending Occupancy (as of March 31, 2023)	Contract Purchase Price
Carlyle of Sandy Springs	Sandy Springs, GA	February 1, 2022	389	94.6%	$105,586
Alder Park	Smyrna, GA	May 5, 2022	270	94.8%	69,750
Marietta Crossing	Marietta, GA	May 5, 2022	420	93.1%	107,900
		Total 2022	1,079		$283,236

Multifamily Communities
March 31, 2023

Community	Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy(1)	Ending Occupancy	% of Total Portfolio NOI(1,2)
Virginia
Elme Alexandria	Alexandria, VA	532	B Value-Add	2019	1990	94.9%	94.2%	5%
Cascade at Landmark	Alexandria, VA	277	B Value-Add	2019	1988	94.8%	96.4%	3%
Clayborne	Alexandria, VA	74	A-	N/A	2008	96.7%	97.3%	1%
Riverside Apartments	Alexandria, VA	1,222	B Value-Add	2016	1971	95.7%	95.6%	12%
Bennett Park	Arlington, VA	224	A-	N/A	2007	94.5%	95.5%	4%
Park Adams	Arlington, VA	200	B	1969	1959	97.2%	96.5%	2%
The Maxwell	Arlington, VA	163	A-	N/A	2014	96.5%	96.3%	2%
The Paramount	Arlington, VA	135	B	2013	1984	96.0%	94.1%	2%
The Wellington	Arlington, VA	711	B Value-Add	2015	1960	95.1%	95.8%	7%
Trove	Arlington, VA	401	A	N/A	2020	95.3%	96.0%	6%
Roosevelt Towers	Falls Church, VA	191	B	1965	1964	94.7%	97.4%	2%
Assembly Dulles	Herndon, VA	328	B Value-Add	2019	2000	95.7%	95.1%	4%
Assembly Herndon	Herndon, VA	283	B Value-Add	2019	1991	95.9%	95.4%	3%
Assembly Leesburg	Leesburg, VA	134	B	2019	1986	94.9%	97.0%	1%
Assembly Manassas	Manassas, VA	408	B Value-Add	2019	1986	96.2%	95.3%	4%
The Ashby at McLean	McLean, VA	256	B	1996	1982	96.0%	96.9%	4%
Washington, DC
3801 Connecticut Avenue	Washington, DC	307	B Value-Add	1963	1951	96.1%	96.4%	3%
Kenmore Apartments	Washington, DC	374	B Value-Add	2008	1948	95.7%	94.7%	3%
Yale West	Washington, DC	216	A-	2014	2011	96.3%	94.0%	3%
Maryland
Elme Bethesda	Bethesda, MD	195	B	1997	1986	95.6%	95.4%	2%
Elme Watkins Mill	Gaithersburg, MD	210	B	2019	1975	95.8%	95.7%	2%
Elme Germantown	Germantown, MD	218	B Value-Add	2019	1990	95.2%	97.7%	2%
Georgia
The Oxford	Conyers, GA	240	B	2021	1999	95.5%	96.3%	2%
Assembly Eagles Landing	Stockbridge, GA	490	B	2021	2000	94.6%	94.3%	3%
Total same-store communities		7,789				95.5%	95.6%	82%

Multifamily Communities (continued)
March 31, 2023

Community	Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy(1)	Ending Occupancy	% of Total Portfolio NOI(1,2)
Georgia
Marietta Crossing	Marietta, GA	420	B Value-Add	2022	1975	93.3%	93.1%	4%
Carlyle of Sandy Springs	Sandy Springs, GA	389	B Value-Add	2022	1972	94.0%	94.6%	3%
Alder Park	Smyrna, GA	270	B Value-Add	2022	1982	93.6%	94.8%	2%
Total non same-store communities		1,079				93.7%	94.1%	9%
Total multifamily communities		8,868				95.3%	95.4%	91%
______________________________
(1) For the three months ended March 31, 2023.
(2) NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 31.

Office Property
March 31, 2023

Property	Location	Year Acquired	Year Built	Net Rentable Square Feet	Leased %(1)	Ending Occupancy(1)	% of Total Portfolio NOI(2,3)
Washington, DC
Watergate 600	Washington, DC	2017	1972/1997	300,000	92.8%	92.8%	9%
______________________________
(1) The leased and occupied square footage includes short-term lease agreements.
(2) For the three months ended March 31, 2023.
(3) NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 31.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (In thousands) (Unaudited)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Adjusted EBITDA(1)

Net loss	$(3,643)	$(3,531)	$(10,739)	$(8,874)	$(7,724)
Add/(deduct):
Interest expense	6,831	6,552	6,582	6,156	5,650
Real estate depreciation and amortization	21,536	21,851	23,632	24,039	22,200
Non-real estate depreciation	215	178	189	248	207
Severance expense	394	—	—	—	474
Transformation costs	2,900	3,041	2,399	2,023	2,223
Relocation expense	186	74	—	—	—
Structuring expenses	60	60	121	980	—
Loss on extinguishment of debt	54	—	4,917	—	—
Adjusted EBITDA	$28,533	$28,225	$27,101	$24,572	$23,030
______________________________
(1) Adjusted EBITDA is a non-GAAP measure. See "Definitions" on page 11 for the definition of Adjusted EBITDA and reconciliation of Net loss to Adjusted EBITDA on the current page.

Long Term Debt Analysis (Dollars in thousands)

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Balances Outstanding

Secured
Mortgage note payable, net(1)	$—	$—	$—	$71,576	$—
Unsecured
Fixed rate bonds	$397,502	$397,413	$397,324	$397,236	$397,147
Term loan(2)	124,259	99,946	99,923	99,900	99,946
Credit facility	35,000	55,000	43,000	—	—
Total	$556,761	$552,359	$540,247	$568,712	$497,093

Weighted Average Interest Rates

Secured
Mortgage note payable, net	—%	—%	—%	4.3%	—%
Unsecured
Fixed rate bonds	4.5%	4.5%	4.5%	4.5%	4.5%
Term loan(3)	3.0%	2.3%	2.3%	2.3%	2.3%
Credit facility	5.7%	5.2%	4.0%	—%	—%
Weighted Average	4.2%	4.2%	4.1%	4.1%	4.1%
______________________________
(1) Elme Communities assumed mortgages of $42.8 million and $33.7 million in the acquisitions of Marietta Crossing and Alder Park, respectively, during the second quarter of 2022. The mortgages were extinguished through a defeasance process on September 1, 2022.

(2) Elme Communities entered into a $125.0 million unsecured term loan ("2023 Term Loan") with an interest rate of SOFR (subject to a credit spread adjustment of 10 basis points) plus a margin of 95 basis points. The 2023 Term Loan has a two-year term ending in January 2025, with two one-year extension options. We used the proceeds to prepay the $100.0 million 2018 Term Loan in full and a portion of our borrowings under our unsecured credit facility.

(3) Elme Communities has an interest rate swap to effectively fix the interest rate on a $100.0 million portion of its 2023 Term Loan outstanding through the interest rate swap arrangement's expiration date of July 23, 2023. In March 2023, we entered into two interest rate swap arrangements with an aggregate notional amount of $125.0 million that will effectively fix the interest of the 2023 Term Loan beginning on July 22, 2023 through the 2023 Term Loan’s maturity date of January 10, 2025 (see page 28).

Note: The current debt balances outstanding are shown net of discounts, premiums and unamortized debt costs (see page 28).

Long Term Debt Maturities (in thousands, except average interest rates)
March 31, 2023

	Future Maturities of Debt
Year	Unsecured Debt		Credit Facility		Total Debt	Avg Interest Rate
2023	$—		$—		$—	—%
2024	—		—		—	—%
2025	125,000	(1)	35,000	(2)	160,000	3.6%
2026	—		—		—	—%
2027	—		—		—	—%
Thereafter	400,000		—		400,000	4.5%
Scheduled principal payments	$525,000		$35,000		$560,000	4.2%
Net discounts/premiums	(110)		—		(110)
Loan costs, net of amortization	(3,129)		—		(3,129)
Total maturities	$521,761		$35,000		$556,761	4.2%
Weighted average maturity = 5.9 years
______________________________
(1) Elme Communities entered into an interest rate swap to effectively fix a LIBOR plus 110 basis points floating interest rate to a 2.31% all-in fixed rate for the remaining $100.0 million portion of the 2018 Term Loan. The interest rate was fixed through the term loan maturity of July 2023. The interest rate swap effectively fixes a $100.0 million portion of the 2023 Term Loan at 2.16% through the interest rate swap's expiration date of July 21, 2023. During the quarter, we entered into a $125.0 million unsecured term loan ("2023 Term Loan") with an interest rate of SOFR (subject to a credit spread adjustment of 10 basis points) plus a margin of 95 basis points. The 2023 Term Loan has a two-year term ending in January 2025, with two one-year extension options. We used the proceeds to prepay the $100.0 million 2018 Term Loan in full and a portion of our borrowings under our unsecured credit facility. In March 2023, we entered into two interest rate swap arrangements with an aggregate notional amount of $125.0 million that will effectively fix the interest at 4.73% for the 2023 Term Loan beginning on July 22, 2023 through the 2023 Term Loan’s maturity date of January 10, 2025.

(2) The credit facility's term ends in August 2025, with two six-month extension options.

Debt Covenant Compliance

	Unsecured Public Debt Covenants		Unsecured Private Debt Covenants
	Notes Payable		Line of Credit and Term Loans		Notes Payable
	Quarter Ended March 31, 2023	Covenant	Quarter Ended March 31, 2023	Covenant	Quarter Ended March 31, 2023	Covenant
% of Total Indebtedness to Total Assets(1)	28.9%	≤ 65.0%	N/A	N/A	N/A	N/A
Ratio of Income Available for Debt Service to Annual Debt Service	3.6	≥ 1.5	N/A	N/A	N/A	N/A
% of Secured Indebtedness to Total Assets(1)	0%	≤ 40.0%	N/A	N/A	N/A	N/A
Ratio of Total Unencumbered Assets(2) to Total Unsecured Indebtedness	3.5	≥ 1.5	N/A	N/A	N/A	N/A
% of Net Consolidated Total Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	21.9%	≤ 60.0%	21.9%	≤ 60.0%
Ratio of Consolidated Adjusted EBITDA(4) to Consolidated Fixed Charges(5)	N/A	N/A	4.84	≥ 1.50	4.84	≥ 1.50
% of Consolidated Secured Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	0%	≤ 40.0%	0%	≤ 40.0%
% of Consolidated Unsecured Indebtedness to Unencumbered Pool Value(6)	N/A	N/A	21.9%	≤ 60.0%	21.9%	≤ 60.0%
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(1) Total Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(2) Total Unencumbered Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from unencumbered properties from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(3) Consolidated Total Asset Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from the most recently ended quarter for each asset class, excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this amount, we add the purchase price of acquisitions during the past 6 quarters plus values for development, major redevelopment and low occupancy properties.

(4) Consolidated Adjusted EBITDA is defined as earnings before noncontrolling interests, depreciation, amortization, interest expense, income tax expense, acquisition costs, extraordinary, unusual or nonrecurring transactions including sale of assets, impairment, gains and losses on extinguishment of debt and other non-cash charges.

(5) Consolidated Fixed Charges consist of interest expense excluding capitalized interest and amortization of deferred financing costs, principal payments and preferred dividends, if any.
(6) Unencumbered Pool Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from unencumbered properties from the most recently ended quarter for each asset class excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this we add the purchase price of unencumbered acquisitions during the past 6 quarters and values for unencumbered development, major redevelopment and low occupancy properties.

Capital Analysis (In thousands, except per share amounts)

	Three Months Ended
	March 31, 2023		December 31, 2022		September 30, 2022		June 30, 2022		March 31, 2022
Market Data

Shares Outstanding	87,709		87,534		87,504		87,392		87,414
Market Price per Share	$17.86		$17.80		$17.56		$21.31		$25.50
Equity Market Capitalization	$1,566,483		$1,558,105		$1,536,570		$1,862,324		$2,229,057

Total Debt	$556,761		$552,359		$540,247		$568,712		$497,093
Total Market Capitalization	$2,123,244		$2,110,464		$2,076,817		$2,431,036		$2,726,150

Total Debt to Market Capitalization	0.26	:1	0.26	:1	0.26	:1	0.23	:1	0.18	:1

Earnings to Fixed Charges(1)	0.5x		0.5x		-0.6x		-0.4x		-0.4x
Debt Service Coverage Ratio(2)	4.2x		4.3x		4.1x		4.0x		4.1x

Dividend Data	Three Months Ended
	March 31, 2023		December 31, 2022		September 30, 2022		June 30, 2022		March 31, 2022
Total Dividends Declared	$15,852		$14,938		$14,918		$14,900		$14,890
Common Dividend Declared per Share	$0.18		$0.17		$0.17		$0.17		$0.17
Payout Ratio (Core FFO basis)(3)	75.0%		70.8%		73.9%		81.0%		85.0%
Payout Ratio (Core AFFO basis)(4)	72.0%								81.0%
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(1) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations attributable to the controlling interests plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortized costs of debt issuance, plus interest costs capitalized. The earnings to fixed charges ratio includes loss on extinguishment of debt of $4.9 million for the three months ended September 30, 2022.

(2) Debt service coverage ratio is calculated by dividing Adjusted EBITDA by interest expense and principal amortization. Adjusted EBITDA is a non-GAAP measure. See "Definitions" on page 11 for the definition of Adjusted EBITDA.

(3) Payout Ratio (Core FFO basis) is calculated by dividing the common dividend per share by the core FFO per share. Core FFO is a non-GAAP measure. See "Definitions" on page 11 for the definition of Core FFO.

(4) Payout Ratio (Core AFFO basis) is calculated by dividing the common dividend per share by the core AFFO per share. Core AFFO is a non-GAAP measure. See "Definitions" on page 11 for the definition of Core AFFO.

Net Loss to NOI Reconciliations (In thousands)

	Three Months Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Net loss	$(3,643)	$(3,531)	$(10,739)	$(8,874)	$(7,724)
Adjustments:
Property management expense	1,769	1,974	1,916	1,796	1,750
General and administrative expense	6,841	7,260	6,403	7,656	6,939
Transformation costs	2,900	3,041	2,399	2,023	2,223
Real estate depreciation and amortization	21,536	21,851	23,632	24,039	22,200
Interest expense	6,831	6,552	6,582	6,156	5,650
Loss on extinguishment of debt, net	54	—	4,917	—	—
Other income	—	(258)	(68)	—	(386)
Total Net operating income (NOI)(1)	$36,288	$36,889	$35,042	$32,796	$30,652

Multifamily NOI:
Same-store portfolio	$29,546	$29,661	$28,264	$27,061	$26,687
Acquisitions	3,131	3,504	3,291	2,057	576
Development	(58)	(57)	(52)	(19)	—
Non-residential	228	199	188	235	170
Total	32,847	33,307	31,691	29,334	27,433
Other NOI (Watergate 600)	3,441	3,582	3,351	3,462	3,219
Total NOI	$36,288	$36,889	$35,042	$32,796	$30,652
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(1) NOI is a non-GAAP measure. See "Definitions" on page 11 for the definition of NOI and reconciliation of Net loss to NOI on the current page.